UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2014

PAYMENT DATA SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

 (210) 249-4100
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sales of Equity Securities.

On December 22, 2014, we entered into an Asset Purchase Agreement (the “Agreement”) with Akimbo Financial, Inc., a Texas corporation in the business of prepaid card program management, pursuant to which we agreed to purchase substantially all of the assets of Akimbo, including certain assumed liabilities, subject to the exclusions, terms and conditions set forth in the Agreement. The aggregate purchase price for the Akimbo business and assets is $3 million in unregistered, restricted shares of our common stock, reduced dollar for dollar by the amount of post-closing adjustments.

We agreed to issue the shares of our common stock delivered as the purchase price in two tranches. The first tranche is $2 million in unregistered, restricted shares of our common stock, less $300,000, equaling 10,167,466 shares of common stock which will be delivered on or before the expiration of 3 business days following December 22, 2014. The second tranche is $1 million in unregistered, restricted shares, less $450,000, equaling 3,289,473 shares of common stock, will be issued and delivered subject to a lock-up period of 18 months from December 22, 2014 or the date that is 6 months after the transfer of the shares, whichever is later.

On April 1, 2015, we agreed to issue and deliver $300,000 in unregistered, restricted shares, less any post-closing adjustments. On the one-year anniversary of December 22, 2014, we agreed to issue and deliver $450,000, or 2,691,387 unregistered, restricted shares, less any offsets for our claims for indemnification pursuant to the Agreement.

The final number of shares to be issued, and the related value per each such share (the “Share Price”), was determined using the average daily closing price for our shares of common stock for the 10 business days immediately preceding December 22, 2014 (whether the shares are issued and delivered as part of the first tranche, second tranche, on April 15, 2015 or on the one-year anniversary of December 22, 2014). The Closing Date was December 22, 2014, thus the Share Price was $0.1672.

As part of the Agreement, we entered into a Transition Agreement which provides for the continuation of the Akimbo business in the ordinary course. Under the terms of the Transition Agreement, Akimbo agreed to provide services to customer cardholders in the ordinary course of business, and agreed to deduct any contract costs from the contract revenues, and to transfer any such positive net revenues to us for a period of 180 days following December 22, 2014. In case of a negative net revenue, we will pay Akimbo the necessary difference up to a total amount of $300,000.

The assets we acquired with the Akimbo business include, among others, all assets, rights, properties and privileges of every kind and nature, real and personal, tangible and intangible, absolute and contingent, used by Akimbo in the operation of the business, owned or leased by Akimbo, such as software, equipment, insurances, permits, contracts and intellectual property rights. In conjunction with the Agreement, we are also hiring most of the employees of Akimbo. Additionally, in connection with the Agreement, Akimbo agreed not to compete with us, solicit or hire any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation for a period of 5 years.

The issuance of the shares of common stock was exempt from registration pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, inasmuch as it was not a public offering since no general solicitation or advertising of any kind was used in connection with the issuance and there was only a limited number of recipients or the recipients were knowledgeable accredited investors who understand the investment risks. Accordingly, the shares issued as consideration for the Asset Purchase Agreement have not been registered under the Securities Act of 1933, as amended, and until so registered, the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of substantially all of the assets of Akimbo Financial, Inc. as described above, we are appointing Mr. Houston Frost, former Chief Executive Officer of Akimbo Financial, Inc., as our new Senior Vice President Corporate Development and Prepaid Products, effective December 23, 2014.

Mr. Frost, Ph.D., age 33, has served as President and CEO since the inception of Akimbo Financial, Inc. Mr. Frost co-founded Akimbo in January 2010 motivated by a desire to reinvent the prepaid card with the concept of creating a network of card members that facilitated free and instant money delivery to friends and family. Mr. Frost has more than five years of experience in the prepaid and payments industry and eight years of experience in financial services. Prior to Akimbo, Mr. Frost worked in New York as an Associate at JPMorgan Chase on the Fixed-Income Strategy team. Mr. Frost earned his Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor’s of Science in Chemical and Biological Engineering from the University of Colorado.

In connection with Mr. Frost’s appointment, we entered into an employment agreement with Mr. Frost. The employment agreement expires December 31, 2016, unless extended by mutual agreement or terminated.

The annual base salary of Mr. Frost is $130,000. Mr. Frost also receives a one-time signing bonus of $25,000 as well as 4,000,000 shares of our common stock, 1,800,000 shares of which to be vested in equal increments of 50,000 shares a month starting on January 31, 2015 and ending on January 31, 2017, and 2,200,000 shares of which will vest on January 31, 2025. In addition, Mr. Frost will be entitled to receive stock grants or stock options authorized by our executive compensation committee and/or CEO. Mr. Frost also may be entitled to receive a bonus not to exceed 50% of the highest salary received in any year of his employment agreement, calculated by the Company's executive compensation committee and/or CEO.

We can terminate the employment agreement for cause, such as breach or fraud by the employee, or without cause, subject to payment by us of a deferred compensation. We will also pay a deferred compensation if Mr. Frost terminates the employment agreement upon our default, after a change of control, such as a merger, acquisition or substantial change in our Board of Directors, or for good cause. The deferred compensation shall be the amount which is calculated as the base salary payments Mr. Frost would have received had his employment continued for the remaining term of the employment agreement (including yearly increases calculated at the maximum increase for the prior two years), plus all of the benefits remaining under the employment agreement and a pro-rata portion of the bonus compensation for that year.

The foregoing descriptions of the Agreement or the employment agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement and the employment agreement, respectively, copies of which are filed herewith as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The financial statements required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1	Asset Purchase Agreement, dated December 22, 2014, by and between Akimbo Financial, Inc. and Payment Data Systems, Inc.
10.2	Transition Agreement, dated December 22, 2014, by and between Akimbo Financial, Inc. and Payment Data Systems, Inc.
10.3	Employment Agreement, dated December 23, 2014, by and between Payment Data Systems, Inc. and Houston Frost.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: December 24, 2014	By:	/s/ Michael R. Long
Michael R. Long
Chief Executive Officer and Chief Financial Officer